Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE SECOND QUARTER OF 2020

TUPELO, MISSISSIPPI (July 27, 2020) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the second quarter of 2020. Net income for the second quarter of 2020 was $20.1 million, as compared to $46.6 million for the second quarter of 2019. Basic and diluted earnings per share (“EPS”) were $0.36 for the second quarter of 2020, as compared to basic and diluted EPS of $0.80 for the second quarter of 2019.

Net income for the six months ending June 30, 2020, was $22.1 million, as compared to net income of $91.7 million for the same time period in 2019. Basic and diluted EPS were $0.39 for the first six months of 2020, as compared to basic and diluted EPS of $1.57 and $1.56, respectively, for the first six months of 2019.

“Our second quarter results reflect a rebound in core earnings when compared to the first quarter and truly highlight our team’s continued commitment to the core operations of the bank,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “Our team members are continuing to execute our long-term strategy throughout our footprint while providing extraordinary service to our customers. During the quarter, our team closed over

10,500 PPP loans and worked through our internal deferral programs with both commercial and consumer customers. While there are still many economic uncertainties, we remain committed to meeting the needs of our clients and prudently managing our balance sheet while focusing on profitable growth without sacrificing credit quality.”

“There are several bright spots in our results that highlight the strong underlying fundamentals of our core business,” commented Kevin D. Chapman, Renasant Chief Operating and Financial Officer. “Our mortgage division had another tremendous quarter, with over $1.67 billion of production, continuing to provide an excellent source of diversity in our revenue streams, and our core expenses are trending in the right direction. Our credit quality remains sound and is top-of-mind as we’ve continued the enhanced monitoring of our loan portfolio implemented in the first quarter of this year, especially the segments we believe are most likely to be adversely impacted by changes in economic activity as a result of the pandemic. Still, in response to the continued economic uncertainty stemming from the pandemic, during the second quarter, we prudently increased our reserves and recorded a $29.5 million provision for loan losses and unfunded commitments. We continue to monitor the impact the pandemic is having on every aspect of our operations, but even during these uncertain times, our commitment to serve the needs of each of our stakeholders remains unchanged.”

Paycheck Protection Program and COVID-19 Response Update
Through June 30, 2020, the Company has closed over 10,500 Paycheck Protection Program (“PPP”) loans in the aggregate amount of approximately $1.3 billion. The Company made PPP loans to both new and existing customers, and generated over $44.7 million in gross fees. Based on trends thus far, the Company does not anticipate the amount of these fees will be materially impacted by payments required to be made to agents of PPP borrowers.

The Company’s branch lobbies remain accessible by appointment only (and appointments are generally limited to services that require access inside a branch, such as access to a safe-deposit box to address a pressing need), while protocols designed to minimize Company employees’ exposure to COVID-19, such as working remotely, reconfiguring work spaces to promote social distancing and adjusting staff levels, remain in place. As discussed in more detail below, the Company continued to incur expenses, primarily related to employee overtime and other employee benefit accruals, in its response to the COVID-19 pandemic and expects that it will continue to incur elevated expenses even while conditions presenting significant challenges to growth persist. At this time, it remains difficult to accurately predict the duration of this new operating reality. Management’s decision on when to return to pre-pandemic operating procedures will take into account the best interests of all of the Company’s stakeholders.

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported EPS for the second quarter of 2020. There were no such expenses and charges that had a material impact during the second quarter of 2019 or the first six months of 2019. The “COVID-19 related expenses” line item in the table below primarily consists of (a) employee overtime and employee benefit accruals directly related to the Company’s response to both the COVID-19 pandemic itself and federal legislation enacted to address the pandemic, such as the CARES Act, and (b) expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) as well as more frequent and rigorous branch cleaning.

(in thousands, except per share data)	Three Months Ended			Six Months Ended
	June 30, 2020			June 30, 2020
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$24,767	$20,130	$0.36	$27,548	$22,138	$0.39
MSR valuation adjustment	4,951	4,045	0.07	14,522	11,835	0.21
COVID-19 related expenses	6,257	5,113	0.09	9,160	7,465	0.13
Earnings, with exclusions (Non-GAAP)	$35,975	$29,288	$0.52	$51,230	$41,438	$0.73

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics

The following tables present the Company’s profitability metrics, including and excluding the impact of the mortgage servicing rights (MSR) valuation adjustment, debt prepayment penalties, merger and conversion expenses and COVID-19 related expenses, as applicable, for the dates presented:

	As Reported			With Exclusions (Non-GAAP)
	Three Months Ended			Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30, 2020	March 31, 2020	June 30, 2019
Return on average assets	0.55%	0.06%	1.47%	0.80%	0.33%	1.47%
Return on average tangible assets (Non-GAAP)	0.63%	0.11%	1.64%	0.90%	0.40%	1.64%
Return on average equity	3.85%	0.38%	8.90%	5.62%	2.10%	8.92%
Return on average tangible equity (Non-GAAP)	7.72%	1.20%	17.15%	11.01%	4.41%	17.20%

	As Reported		With Exclusions (Non-GAAP)
	Six Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Return on average assets	0.32%	1.45%	0.59%	1.45%
Return on average tangible assets (Non-GAAP)	0.39%	1.63%	0.68%	1.63%
Return on average equity	2.12%	8.88%	3.97%	8.89%
Return on average tangible equity (Non-GAAP)	4.49%	17.28%	7.94%	17.30%

Financial Condition
Total assets were $14.90 billion at June 30, 2020, as compared to $13.40 billion at December 31, 2019. Total loans held for investment were $11.00 billion at June 30, 2020, as compared to $9.69 billion at December 31, 2019. Loans held for investment at June 30, 2020 included $1.28 billion in PPP loans.

Total deposits increased to $11.85 billion at June 30, 2020, from $10.21 billion at December 31, 2019. Non-interest bearing deposits increased $1.19 billion to $3.74 billion, or 31.57% of total deposits, at June 30, 2020, as compared to $2.55 billion, or 24.99% of total deposits, at December 31, 2019. The growth in non-interest bearing deposits during the quarter was primarily driven by the Company’s PPP lending (as loan proceeds are held as Company deposits until the borrower utilizes the funds), Economic Impact Payments provided for in the government stimulus package and core growth.

Continued Focus on Prudent Capital Management
The Company remains committed to maintaining a strong capital and liquidity position, while also serving the needs of its stakeholders during these uncertain times. As previously announced, the Company suspended its stock repurchase program during the first quarter of 2020 in response to the COVID-19 pandemic. There is $5.5 million of repurchase availability remaining under the $50.0 million stock repurchase program, which will remain in effect until the earlier of October 2020 or the repurchase of the entire amount of common stock authorized to be repurchased by the Board of Directors.

At June 30, 2020, Tier 1 leverage capital was 9.12%, Common Equity Tier 1 ratio was 10.69%, Tier 1 risk-based capital ratio was 11.69%, and total risk-based capital ratio was 13.72%. All regulatory ratios exceed the minimums required to be “well-capitalized.”

The Company’s ratio of shareholders’ equity to assets was 13.98% at June 30, 2020, as compared to 15.86% at December 31, 2019. Its tangible capital ratio (non-GAAP) was 7.97% at June 30, 2020, as compared to 9.25% at December 31, 2019.

The PPP loans originated during the quarter and held on the Company’s balance sheet at June 30, 2020, negatively impacted the Company’s tangible capital ratio by 81 basis points and its leverage ratio by 61 basis points.

Results of Operations
Net interest income was $105.8 million for the second quarter of 2020, as compared to $106.6 million for the first quarter of 2020 and $112.8 million for the second quarter of 2019. Net interest income was $212.4 million for the first half of 2020, as compared to $225.9 million for the first half of 2019.

The Company has continued to experience margin pressure during the second quarter of 2020 as a result of the Federal Reserve’s decision to cut interest rates as well as changes in the mix of earning assets during the quarter due to the excess liquidity on the balance sheet. The Company has continued to focus on lowering the cost of funding by growing noninterest-bearing deposits and aggressively lowering interest rates on interest-bearing deposits, while also continuing to be opportunistic when rates offered on wholesale borrowings are advantageous. The following tables present the percentage of total average earning assets, by type and yield, for the periods presented:

	Percentage of Total Average Earning Assets			Yield
	Three Months Ended			Three Months Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2020	2020	2019	2020	2020	2019
Loans held for investment excl. PPP loans	76.31%	83.44%	82.65%	4.45%	4.93%	5.44%
PPP loans	6.78	—	—	2.73	—	—
Loans held for sale	2.67	2.90	3.23	3.51	3.57	5.90
Securities	10.14	11.14	11.54	2.71	2.91	3.04
Other	4.10	2.52	2.58	0.15	1.12	2.59
Total earning assets	100.00%	100.00%	100.00%	3.95%	4.57%	5.11%

	Percentage of Total Average Earning Assets		Yield
	Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Loans held for investment excl. PPP loans	79.71%	82.90%	4.69%	5.44%
PPP loans	3.55	—	2.73	—
Loans held for sale	2.78	3.20	3.54	6.37
Securities	10.61	11.52	2.81	3.12
Other	3.35	2.38	0.50	2.55
Total earning assets	100.00%	100.00%	4.25%	5.13%

The following tables present reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Taxable equivalent net interest income	$107,457	$108,316	$114,223
Average earning assets	$12,776,644	$11,609,477	$10,942,492
Net interest margin	3.38%	3.75%	4.19%

Taxable equivalent interest income on loans	$116,703	$121,729	$127,896
Average loans, including loans held for sale	$10,956,729	$10,024,114	$9,396,891
Loan yield	4.28%	4.88%	5.46%

	Six Months Ended
	June 30,	June 30,
	2020	2019
Taxable equivalent net interest income	$215,773	$228,854
Average earning assets	$12,193,061	$10,918,979
Net interest margin	3.56%	4.23%

Taxable equivalent interest income on loans	$238,432	$255,102
Average loans, including loans held for sale	$10,490,422	$9,400,956
Loan yield	4.57%	5.47%

PPP loans reduced margin and loan yield by 5 basis points and 14 basis points, respectively, in the second quarter of 2020 and 3 basis points and 8 basis points, respectively, in the first half of 2020. In addition to the impact of PPP loans on the margin as disclosed above, excess cash carried on the Company’s balance sheet reduced margin by 15 basis points and 9 basis points in the second quarter and first half of 2020, respectively.

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following tables for the periods presented (in thousands).

	Three Months Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Net interest income collected on problem loans	$384	$218	$2,173
Accretable yield recognized on purchased loans(1)	4,700	5,469	7,513
Total impact to interest income	$5,084	$5,687	$9,686

Impact to total loan yield	0.19%	0.23%	0.41%

Impact to net interest margin	0.16%	0.20%	0.36%
(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $1,731, $2,187 and $4,197 for the three months ended June 30, 2020, March 31, 2020, and June 30, 2019, respectively. This additional interest income increased total loan yield by 6 basis points, 9 basis points and 18 basis points for the same periods, respectively, while increasing net interest margin by 5 basis points, 8 basis points and 15 basis points for the same periods, respectively.

	Six Months Ended
	June 30,	June 30,
	2020	2019
Net interest income collected on problem loans	$602	$2,985
Accretable yield recognized on purchased loans(1)	10,169	15,056
Total impact to interest income	$10,771	$18,041

Impact to total loan yield	0.21%	0.39%

Impact to net interest margin	0.18%	0.33%
(1)Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,919 and $8,030 for the six months ended June 30, 2020 and 2019, respectively. This additional interest income increased total loan yield by 8 basis points and 17 basis points for the same periods, respectively, while increasing net interest margin by 6 basis points and 15 basis points for the same periods, respectively.

For the second quarter of 2020, the cost of total deposits was 49 basis points, as compared to 72 basis points for the first quarter of 2020 and 83 basis points for the second quarter of 2019. The cost of total deposits was 60 basis points for the first six months of 2020, as compared to 81 basis points for the same period in 2019. The tables below present, by type, our funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2020	2020	2019	2020	2020	2019
Noninterest-bearing demand	27.80%	23.19%	22.82%	—%	—%	—%
Interest-bearing demand	41.64	44.29	45.12	0.43	0.75	0.89
Savings	6.04	6.11	6.14	0.09	0.15	0.20
Time deposits	16.44	18.98	22.56	1.62	1.71	1.72
Borrowed funds	8.08	7.43	3.36	1.73	2.46	4.61
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.59%	0.85%	0.96%

	Percentage of Total Average Deposits and Borrowed Funds		Cost of Funds
	Six Months Ending		Six Months Ending
	June 30,	June 30,	June 30,	June 30,
	2020	2019	2020	2019
Noninterest-bearing demand	25.62%	22.56%	—%	—%
Interest-bearing demand	42.89	45.36	0.59	0.87
Savings	6.07	6.07	0.12	0.20
Time deposits	17.64	22.60	1.66	1.66
Borrowed funds	7.78	3.41	2.06	4.64
Total deposits and borrowed funds	100.00%	100.00%	0.71%	0.94%

Noninterest income for the second quarter of 2020 was $64.2 million, as compared to $37.6 million for the first quarter of 2020 and $42.0 million for the second quarter of 2019. Noninterest income for the first six months of 2020 was $101.7 million, as compared to $77.8 million for the same period in 2019. Service charges on deposit accounts decreased quarter over quarter due to a decrease in overdraft fees as a result of increased customer liquidity and a decrease in consumer spending due to shutdowns throughout the Company's footprint. Effective July 1, 2019, the Company became subject to the limitations on interchange fees imposed by the Durbin Amendment under the Dodd-Frank Act, which is reflected in the reduction in fees and commissions on loans and deposits in the first six months of 2020 as compared to the first six months of 2019. Mortgage banking income continued to be a strong source of noninterest income for the Company with mortgage production during the second quarter of 2020 of approximately $1.67 billion and year-to-date production of $3.57 billion. Mortgage banking income was offset by a negative MSR valuation adjustment in both the first and second quarter of 2020. The following tables present the components of mortgage banking income for the periods presented (in thousands):

	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Gain on sales of loans, net	$46,560	$21,782	$12,901
Fees, net	5,309	2,919	2,945
Mortgage servicing income, net	(1,428)	405	774
MSR valuation adjustment	(4,951)	(9,571)	—
Mortgage banking income, net	$45,490	$15,535	$16,620

	Six Months Ended
	June 30, 2020	June 30, 2019
Gain on sales of loans, net	$68,342	$20,789
Fees, net	8,228	4,638
Mortgage servicing income, net	(1,023)	1,594
MSR valuation adjustment	(14,522)	—
Mortgage banking income, net	$61,025	$27,021

Noninterest expense was $118.3 million for the second quarter of 2020, as compared to $115.0 million for the first quarter of 2020 and $93.3 million for the second quarter of 2019. Noninterest expense was $233.3 million for the first six months of 2020, as compared to $182.1 million for the same period in 2019. Salaries and benefits expense was $79.4 million for the second quarter of 2020, which represents an increase of $6.2 million from the previous quarter. Compensation related to the continued elevated mortgage production during the quarter increased $3.2 million dollars on a linked quarter basis. In addition, during the quarter the Company recognized approximately $5.8 million in expense related to elevated overtime and other accruals for employee benefits provided in response to the COVID-19 pandemic. The Company recorded$2.6 million provision for unfunded commitments in other noninterest expense in the second quarter of 2020, as compared to a $3.4 million provision for unfunded commitments in the first quarter of 2020.

Asset Quality Metrics
At June 30, 2020, the Company’s credit quality metrics remained strong. During the first quarter of 2020, in response to the potential economic impact of COVID-19 the Company proactively identified customers in potentially high-risk industries. The Company placed heightened attention on borrowers in the hospitality (such as hotel/motel), restaurant, entertainment and retail trade (the Company does not have material exposure to the energy industry). The Company is continuing to monitor all asset categories given that any category or borrower could be negatively impacted by the pandemic. To provide necessary relief to the Company’s borrowers – both consumer and commercial clients – the Company established loan deferral programs allowing qualified clients to defer principal and interest payments for up to 90 days. As of June 30, 2020, approximately 21.5% of the Company’s loan portfolio excluding PPP loans was in deferral. The deferral percentage decreased to approximately 13.5% as of July 24, 2020.

The Company’s credit quality in future quarters will potentially be impacted by both external and internal factors. External factors outside the Company’s control could include items such as federal, state and local government measures, “shelter-in-place” orders, economic impact of government programs and future spread of COVID-19. Internal factors that will potentially impact credit quality include items such as the Company’s loan deferral programs, involvement in government offered programs and the related financial impact of these programs. The impact of each of these items are unknown at this time and could materially and adversely impact future credit quality.

The table below shows nonperforming assets, which includes nonperforming loans (loans 90 days or more past due and nonaccrual loans) and other real estate owned, as well as early stage delinquencies (loans 30-89 days past due) for the periods presented (in thousands).

	June 30, 2020			December 31, 2019
	Non Purchased	Purchased	Total	Non Purchased	Purchased	Total
Nonaccrual loans	$16,591	$21,361	$37,952	$21,509	$7,038	$28,547
Loans 90 days past due or more	3,993	2,158	6,151	3,458	4,317	7,775
Nonperforming loans	$20,584	$23,519	$44,103	$24,967	$11,355	$36,322
Other real estate owned	4,694	4,431	9,125	2,762	5,248	8,010
Nonperforming assets	$25,278	$27,950	$53,228	$27,729	$16,603	$44,332
Nonperforming loans/total loans			0.40%			0.37%
Nonperforming loans/total loans excluding PPP loans			0.45%			—
Nonperforming assets/total assets			0.36%			0.33%
Nonperforming assets/total assets excluding PPP loans			0.39%			—
Loans 30-89 days past due	$6,586	$3,089	$9,675	$22,781	$14,887	$37,668
Loans 30-89 days past due/total loans			0.09%			0.39%

The implementation of CECL on January 1, 2020, which required purchased credit deteriorated loans to be classified as nonaccrual based on performance, contributed approximately $5.3 million as of June 30, 2020 to the increase in purchased nonaccrual loans.

The table below shows the allowance transition from the former incurred loss allowance model at December 31, 2019 through the day one transition to CECL on January 1, 2020 and the subsequent reserve build-up through the first half of 2020 and the ending allowance under the CECL model at June 30, 2020 (in thousands).

	December 31, 2019	January 1, 2020	March 31, 2020	June 30, 2020
	Incurred Loss Model	CECL Model Day 1	CECL Model
Allowance for credit losses	$52,162	$94,647	$120,185	$145,387
Reserve for unfunded commitments	946	11,336	14,735	17,335
Total reserves	$53,108	$105,983	$134,920	$162,722
Allowance for credit losses/total loans	0.54%	0.98%	1.23%	1.32%
Allowance for credit losses/total loans excluding PPP loans	—	—	—	1.50%
Reserve for unfunded commitments/total unfunded commitments	0.04%	0.47%	0.60%	0.66%

The Company recorded a provision for credit losses of $26.9 million and a reserve for unfunded commitments, which is recorded in other noninterest expense, of $2.6 million for the second quarter of 2020. Net loan charge-offs were $1.7 million, or 0.06% of average loans held for investment on an annualized basis. The continued elevated provision is driven by qualitative factors related to the uncertainty concerning the COVID-19 pandemic, with forecasted negative GDP growth and high unemployment rates throughout 2020 and into 2021, and a potential prolonged economic recovery period.

The provision for credit losses recorded during the second quarter of 2019 was $900 thousand with net charge-offs of $676 thousand, or 0.03% of average loans held for sale on an annualized basis. The Company’s coverage ratio, or the allowance for credit losses to nonperforming loans, was 329.65% as of June 30, 2020, as compared to 240.19% as of March 31, 2020 and 143.61% as of December 31, 2019.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Tuesday, July 28, 2020.
The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst200722.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2020 Second Quarter and Year-end Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.
The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10146378 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until August 5, 2020.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 116-year-old financial services institution. Renasant has assets of approximately $14.9 billion and operates more than 200 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Currently, the most important factor that could cause the Company’s actual results to differ materially from those in forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the United States economy and the economies of the markets in which the Company operates. In this press release, the Company has addressed the historical impact of the pandemic on the operations of the Company and set forth certain expectations regarding the COVID-19 pandemic’s future impact on the Company’s business, financial condition, results of operations, liquidity, asset quality, cash flows and prospects. The Company believes that its statements regarding future events and conditions in light of the COVID-19 pandemic are reasonable, but these statements are based on assumptions regarding, among other things, how long the pandemic will continue, the duration and extent of the governmental measures implemented to contain the pandemic and ameliorate its impact on businesses and individuals throughout the United States, and the impact of the pandemic and the government’s virus containment measures on national and local economies, all of which are out of the Company’s control. If the Company’s assumptions underlying its statements about future events prove to be incorrect, the Company’s business, financial condition, results of operations, liquidity, asset quality, cash flows and prospects may be materially different from what is presented in the Company’s forward-looking statements.

Important factors other than the COVID-19 pandemic currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards, such as the adoption of the CECL model as of January 1, 2020; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) general economic, market or business conditions, including the impact of inflation; (xiii) changes in demand for loan products and financial services; (xiv) concentration of credit exposure; (xv) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvi) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xvii) natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xviii) the impact, extent and timing of technological changes; and (xix) other circumstances, many of which are beyond management’s control. The COVID-19 pandemic has exacerbated, and is likely to continue to exacerbate, the impact of any of these factors on the Company. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”), tangible book value per share and the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, when applicable, COVID-19 related expenses, merger and conversion expenses, debt prepayment penalties and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item (as discussed earlier in this release) were readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible and charges such as merger and conversion expenses and COVID-19 related charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2020-	For The Six Months Ending
	2020		2019				Q2 2019	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Statement of earnings
Interest income - taxable equivalent basis	$125,630	$131,887	$135,119	$135,927	$139,285	$138,578	(9.80)%	$257,517	$277,863	(7.32)%
Interest income	$123,955	$130,173	$133,148	$134,476	$137,862	$137,094	(10.09)	$254,128	$274,956	(7.58)
Interest expense	18,173	23,571	24,263	25,651	25,062	23,947	(27.49)	41,744	49,009	(14.82)
Net interest income	105,782	106,602	108,885	108,825	112,800	113,147	(6.22)	212,384	225,947	(6.00)
Provision for loan losses	26,900	26,350	2,950	1,700	900	1,500	2,888.89	53,250	2,400	2,118.75
Net interest income after provision	78,882	80,252	105,935	107,125	111,900	111,647	(29.51)	159,134	223,547	(28.81)
Service charges on deposit accounts	6,832	9,070	9,273	8,992	8,605	9,102	(20.60)	15,902	17,707	(10.19)
Fees and commissions on loans and deposits	2,971	3,054	2,822	3,090	7,047	6,471	(57.84)	6,025	13,518	(55.43)
Insurance commissions and fees	2,125	1,991	2,105	2,508	2,190	2,116	(2.97)	4,116	4,306	(4.41)
Wealth management revenue	3,824	4,002	3,920	3,588	3,601	3,324	6.19	7,826	6,925	13.01
Securities gains (losses)	31	—	—	343	(8)	13	(487.50)	31	5	520.00
Mortgage banking income	45,490	15,535	15,165	15,710	16,620	10,401	173.71	61,025	27,021	125.84
Other	2,897	3,918	4,171	3,722	3,905	4,458	(25.81)	6,815	8,363	(18.51)
Total noninterest income	64,170	37,570	37,456	37,953	41,960	35,885	52.93	101,740	77,845	30.70
Salaries and employee benefits	79,361	73,189	67,684	65,425	60,325	57,350	31.56	152,550	117,675	29.64
Data processing	5,047	5,006	5,095	4,980	4,698	4,906	7.43	10,053	9,604	4.68
Occupancy and equipment	13,511	14,120	13,231	12,943	11,544	11,835	17.04	27,631	23,379	18.19
Other real estate	620	418	339	418	252	1,004	146.03	1,038	1,256	(17.36)
Amortization of intangibles	1,834	1,895	1,946	1,996	2,053	2,110	(10.67)	3,729	4,163	(10.43)
Merger and conversion related expenses	—	—	76	24	179	—	(100.00)	—	179	—
Debt extinguishment penalty	90	—	—	54	—	—	100.00	90	—	100.00
Other	17,822	20,413	7,181	10,660	14,239	11,627	25.16	38,235	25,866	47.82
Total noninterest expense	118,285	115,041	95,552	96,500	93,290	88,832	26.79	233,326	182,122	28.12
Income before income taxes	24,767	2,781	47,839	48,578	60,570	58,700	(59.11)	27,548	119,270	(53.07)
Income taxes	4,637	773	9,424	11,132	13,945	13,590	(66.75)	5,410	27,535	(80.35)
Net income	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	(56.83)	$22,138	$91,735	(28.97)
Basic earnings per share	$0.36	$0.04	$0.67	$0.65	$0.80	$0.77	(55.00)	$0.39	$1.57	(75.16)
Diluted earnings per share	0.36	0.04	0.67	0.64	0.80	0.77	(55.00)	0.39	1.56	(75.00)
Average basic shares outstanding	56,165,452	56,534,816	57,153,160	58,003,215	58,461,024	58,585,517	(3.93)	56,350,134	58,523,007	(3.71)
Average diluted shares outstanding	56,325,476	56,706,289	57,391,876	58,192,419	58,618,976	58,730,535	(3.91)	56,514,599	58,669,056	(3.67)
Common shares outstanding	56,181,962	56,141,018	56,855,002	57,455,306	58,297,670	58,633,630	(3.63)	56,181,962	58,297,670	(3.63)
Cash dividend per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.21	—	$0.44	$0.43	2.33
Performance ratios
Return on avg shareholders’ equity	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%		2.12%	8.88%
Return on avg tangible s/h’s equity (non-GAAP) (1)	7.72%	1.20%	13.75%	13.38%	17.15%	17.41%		4.49%	17.28%
Return on avg assets	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%		0.32%	1.45%
Return on avg tangible assets (non-GAAP)(2)	0.63%	0.11%	1.30%	1.30%	1.64%	1.61%		0.39%	1.63%
Net interest margin (FTE)	3.38%	3.75%	3.90%	3.98%	4.19%	4.27%		3.56%	4.23%
Yield on earning assets (FTE)	3.95%	4.57%	4.75%	4.91%	5.11%	5.16%		4.25%	5.13%
Cost of funding	0.59%	0.85%	0.89%	0.97%	0.96%	0.92%		0.71%	0.94%
Average earning assets to average assets	86.88%	86.17%	85.71%	85.58%	85.72%	85.58%		86.54%	85.65%
Average loans to average deposits	93.35%	93.83%	92.43%	89.13%	89.13%	89.33%		93.58%	89.23%
Noninterest income (less securities gains/
losses) to average assets	1.75%	1.12%	1.13%	1.16%	1.32%	1.14%		1.45%	1.23%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	3.23%	3.43%	2.88%	2.98%	2.93%	2.83%		3.33%	2.88%
Net overhead ratio	1.48%	2.31%	1.75%	1.82%	1.61%	1.69%		1.88%	1.65%
Efficiency ratio (FTE)	68.92%	78.86%	64.43%	65.10%	59.73%	59.02%		73.49%	59.38%
Adjusted efficiency ratio (FTE) (non-GAAP) (4)	60.89%	68.73%	63.62%	62.53%	58.30%	57.62%		64.56%	57.97%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2020 -	As of
	2020		2019				Q2 2019	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Average Balances
Total assets	$14,706,027	$13,472,550	$13,157,843	$12,846,131	$12,764,669	$12,730,939	15.21%	$14,089,289	$12,747,897	10.52%
Earning assets	12,776,643	11,609,477	11,277,000	10,993,645	10,942,492	10,895,205	16.76	12,193,058	10,918,979	11.67
Securities	1,295,539	1,292,875	1,234,718	1,227,678	1,262,271	1,253,224	2.64	1,294,207	1,257,772	2.90
Loans held for sale	340,582	336,829	350,783	385,437	353,103	345,264	(3.55)	338,706	349,205	(3.01)
Loans, net of unearned	10,616,147	9,687,285	9,457,658	9,109,252	9,043,788	9,059,802	17.39	10,151,716	9,051,751	12.15
Intangibles	974,237	975,933	977,506	975,306	974,628	976,820	(0.04)	975,085	975,718	(0.06)
Noninterest-bearing deposits	3,439,634	2,586,963	2,611,265	2,500,810	2,395,899	2,342,406	43.56	3,013,298	2,369,300	27.18
Interest-bearing deposits	7,933,035	7,737,615	7,620,602	7,719,510	7,750,986	7,799,892	2.35	7,835,324	7,775,304	0.77
Total deposits	11,372,669	10,324,578	10,231,867	10,220,320	10,146,885	10,142,298	12.08	10,848,622	10,144,604	6.94
Borrowed funds	1,000,789	829,320	596,101	308,931	354,234	363,140	182.52	915,054	358,662	155.13
Shareholders' equity	2,101,092	2,105,143	2,131,342	2,131,537	2,102,093	2,065,370	(0.05)	2,103,118	2,083,833	0.93

							Q2 2020 -	As of
	2020		2019				Q4 2019	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Balances at period end
Total assets	$14,897,207	$13,890,550	$13,400,618	$13,039,674	$12,892,653	$12,862,395	11.17%	$14,897,207	$12,892,653	15.55%
Earning assets	13,041,846	11,970,492	11,522,388	11,145,052	11,064,957	11,015,535	13.19	13,041,846	11,064,957	17.87
Securities	1,303,494	1,359,129	1,290,613	1,238,577	1,268,280	1,255,353	1.00	1,303,494	1,268,280	2.78
Loans held for sale	339,747	448,797	318,272	392,448	461,681	318,563	6.75	339,747	461,681	(26.41)
Non purchased loans	9,206,101	7,802,404	7,587,974	7,031,818	6,704,288	6,565,599	21.32	9,206,101	6,704,288	37.32
Purchased loans	1,791,203	1,966,973	2,101,664	2,281,966	2,350,366	2,522,694	(14.77)	1,791,203	2,350,366	(23.79)
Total loans	10,997,304	9,769,377	9,689,638	9,313,784	9,054,654	9,088,293	13.50	10,997,304	9,054,654	21.45
Intangibles	973,214	975,048	976,943	978,390	973,673	975,726	(0.38)	973,214	973,673	(0.05)
Noninterest-bearing deposits	3,740,296	2,642,059	2,551,770	2,607,056	2,408,984	2,366,223	46.58	3,740,296	2,408,984	55.26
Interest-bearing deposits	8,106,062	7,770,367	7,661,398	7,678,980	7,781,077	7,902,689	5.80	8,106,062	7,781,077	4.18
Total deposits	11,846,358	10,412,426	10,213,168	10,286,036	10,190,061	10,268,912	15.99	11,846,358	10,190,061	16.25
Borrowed funds	718,490	1,169,631	865,598	433,705	401,934	350,859	(16.99)	718,490	401,934	78.76
Shareholders’ equity	2,082,946	2,070,512	2,125,689	2,119,659	2,119,696	2,088,877	(2.01)	2,082,946	2,119,696	(1.73)
Market value per common share	24.90	21.84	35.42	35.01	35.94	33.85	(29.70)	24.90	35.94	(30.72)
Book value per common share	37.07	36.88	37.39	36.89	36.36	35.63	(0.85)	37.07	36.36	1.95
Tangible book value per common share	19.75	19.51	20.20	19.86	19.66	18.98	(2.25)	19.75	19.66	0.46
Shareholders’ equity to assets (actual)	13.98%	14.91%	15.86%	16.26%	16.44%	16.24%		13.98%	16.44%
Tangible capital ratio (non-GAAP)(3)	7.97%	8.48%	9.25%	9.46%	9.62%	9.36%		7.97%	9.62%
Leverage ratio	9.12%	9.90%	10.37%	10.56%	10.65%	10.44%		9.12%	10.65%
Common equity tier 1 capital ratio	10.69%	10.63%	11.12%	11.36%	11.64%	11.49%		10.69%	11.64%
Tier 1 risk-based capital ratio	11.69%	11.63%	12.14%	12.40%	12.69%	12.55%		11.69%	12.69%
Total risk-based capital ratio	13.72%	13.44%	13.78%	14.07%	14.62%	14.57%		13.72%	14.62%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
							Q2 2020 -	As of
	2020		2019				Q4 2019	June 30,
	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2020	2019	Variance
Non purchased loans
Commercial, financial, agricultural	$1,134,965	$1,144,004	$1,052,353	$988,867	$930,598	$921,081	7.85%	$1,134,965	$930,598	21.96%
SBA Paycheck Protection Program	1,281,278	—	—	—	—	—	100.00	1,281,278	—	100.00
Lease financing	80,779	84,679	81,875	69,953	59,158	58,651	(1.34)	80,779	59,158	36.55
Real estate- construction	756,872	745,066	774,901	764,589	716,129	651,119	(2.33)	756,872	716,129	5.69
Real estate - 1-4 family mortgages	2,342,987	2,356,627	2,350,126	2,235,908	2,160,617	2,114,908	(0.30)	2,342,987	2,160,617	8.44
Real estate - commercial mortgages	3,400,718	3,242,172	3,128,876	2,809,470	2,741,402	2,726,186	8.69	3,400,718	2,741,402	24.05
Installment loans to individuals	208,502	229,856	199,843	163,031	96,384	93,654	4.33	208,502	96,384	116.32
Loans, net of unearned	$9,206,101	$7,802,404	$7,587,974	$7,031,818	$6,704,288	$6,565,599	21.32	$9,206,101	$6,704,288	37.32
Purchased loans
Commercial, financial, agricultural	$225,355	$280,572	$315,619	$339,693	$374,478	$387,376	(28.60)	$225,355	$374,478	(39.82)
Real estate- construction	34,236	42,829	51,582	52,106	65,402	89,954	(33.63)	34,236	65,402	(47.65)
Real estate - 1-4 family mortgages	445,526	489,674	516,487	561,725	604,855	654,265	(13.74)	445,526	604,855	(26.34)
Real estate - commercial mortgages	1,010,035	1,066,536	1,115,389	1,212,905	1,276,567	1,357,446	(9.45)	1,010,035	1,276,567	(20.88)
Installment loans to individuals	76,051	87,362	102,587	115,537	29,064	33,653	(25.87)	76,051	29,064	161.67
Loans, net of unearned	$1,791,203	$1,966,973	$2,101,664	$2,281,966	$2,350,366	$2,522,694	(14.77)	$1,791,203	$2,350,366	(23.79)
Asset quality data
Non purchased assets
Nonaccrual loans	$16,591	$21,384	$21,509	$15,733	$14,268	$12,507	(22.86)	$16,591	$14,268	16.28
Loans 90 past due or more	3,993	4,459	3,458	7,325	4,175	1,192	15.47	3,993	4,175	(4.36)
Nonperforming loans	20,584	25,843	24,967	23,058	18,443	13,699	(17.56)	20,584	18,443	11.61
Other real estate owned	4,694	3,241	2,762	1,975	3,475	4,223	69.95	4,694	3,475	35.08
Nonperforming assets	$25,278	$29,084	$27,729	$25,033	$21,918	$17,922	(8.84)	$25,278	$21,918	15.33
Purchased assets
Nonaccrual loans	$21,361	$19,090	$7,038	$6,123	$7,250	$7,828	203.51	$21,361	$7,250	194.63
Loans 90 past due or more	2,158	5,104	4,317	7,034	7,687	5,436	(50.01)	2,158	7,687	(71.93)
Nonperforming loans	23,519	24,194	11,355	13,157	14,937	13,264	107.12	23,519	14,937	57.45
Other real estate owned	4,431	5,430	5,248	6,216	5,258	5,932	(15.57)	4,431	5,258	(15.73)
Nonperforming assets	$27,950	$29,624	$16,603	$19,373	$20,195	$19,196	68.34	$27,950	$20,195	38.40
Net loan charge-offs (recoveries)	$1,698	$811	$1,602	$945	$676	$691	5.99	$2,509	$1,367	83.54
Allowance for loan losses	$145,387	$120,185	$52,162	$50,814	$50,059	$49,835	178.72	$145,387	$50,059	190.43
Annualized net loan charge-offs / average loans	0.06%	0.03%	0.07%	0.04%	0.03%	0.03%		0.05%	0.03%
Nonperforming loans / total loans*	0.40%	0.51%	0.37%	0.39%	0.37%	0.30%		0.40%	0.37%
Nonperforming assets / total assets*	0.36%	0.42%	0.33%	0.34%	0.33%	0.29%		0.36%	0.33%
Allowance for loan losses / total loans*	1.32%	1.23%	0.54%	0.55%	0.55%	0.55%		1.32%	0.55%
Allowance for loan losses / nonperforming loans*	329.65%	240.19%	143.61%	140.31%	149.97%	184.83%		329.65%	149.97%
Nonperforming loans / total loans**	0.22%	0.33%	0.33%	0.33%	0.28%	0.21%		0.22%	0.28%
Nonperforming assets / total assets**	0.17%	0.21%	0.21%	0.19%	0.17%	0.14%		0.17%	0.17%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending									For The Six Months Ending
	June 30, 2020			March 31, 2020			June 30, 2019			June 30, 2020			June 30, 2019
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$7,872,371	$81,836	4.18%	$7,654,662	$88,554	4.65%	$6,622,202	$83,922	5.08%	$7,763,516	$170,390	4.41%	$6,538,998	$165,106	5.09%
Purchased	1,877,698	26,005	5.57%	2,032,623	30,187	5.97%	2,421,586	38,783	6.42%	1,955,161	56,192	5.78%	2,512,753	78,968	6.34%
SBA Paycheck Protection Program	866,078	5,886	2.73%	—	—	—%	—	—	—%	433,039	5,886	2.73%	—	—	—%
Total loans	10,616,147	113,727	4.31%	9,687,285	118,741	4.93%	9,043,788	122,705	5.44%	10,151,716	232,468	4.61%	9,051,751	244,074	5.44%
Loans held for sale	340,582	2,976	3.51%	336,829	2,988	3.57%	353,103	5,191	5.90%	338,706	5,964	3.54%	349,205	11,028	6.37%
Securities:
Taxable(1)	1,031,740	6,386	2.49%	1,067,274	7,289	2.75%	1,084,736	7,699	2.85%	1,049,507	13,675	2.62%	1,073,422	15,591	2.93%
Tax-exempt	263,799	2,346	3.58%	225,601	2,058	3.67%	177,535	1,860	4.20%	244,700	4,404	3.62%	184,350	3,882	4.25%
Total securities	1,295,539	8,732	2.71%	1,292,875	9,347	2.91%	1,262,271	9,559	3.04%	1,294,207	18,079	2.81%	1,257,772	19,473	3.12%
Interest-bearing balances with banks	524,376	195	0.15%	292,488	811	1.12%	283,330	1,830	2.59%	408,432	1,006	0.50%	260,251	3,288	2.55%
Total interest-earning assets	12,776,644	125,630	3.95%	11,609,477	131,887	4.57%	10,942,492	139,285	5.11%	12,193,061	257,517	4.25%	10,918,979	277,863	5.13%
Cash and due from banks	214,079			186,317			178,606			200,198			185,198
Intangible assets	974,237			975,933			974,628			975,085			975,718
Other assets	741,067			700,823			668,943			720,945			668,002
Total assets	$14,706,027			$13,472,550			$12,764,669			$14,089,289			$12,747,897
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$5,151,713	$5,524	0.43%	$4,939,757	$9,253	0.75%	$4,737,780	$10,495	0.89%	$5,045,735	$14,777	0.59%	$4,763,837	$20,569	0.87%
Savings deposits	747,173	173	0.09%	681,182	252	0.15%	644,540	329	0.20%	714,177	426	0.12%	637,644	621	0.20%
Time deposits	2,034,149	8,174	1.62%	2,116,676	8,989	1.71%	2,368,666	10,167	1.72%	2,075,412	17,163	1.66%	2,373,823	19,573	1.66%
Total interest-bearing deposits	7,933,035	13,871	0.70%	7,737,615	18,494	0.96%	7,750,986	20,991	1.09%	7,835,324	32,366	0.83%	7,775,304	40,763	1.06%
Borrowed funds	1,000,789	4,302	1.73%	829,320	5,077	2.46%	354,234	4,071	4.61%	915,054	9,378	2.06%	358,662	8,246	4.64%
Total interest-bearing liabilities	8,933,824	18,173	0.82%	8,566,935	23,571	1.11%	8,105,220	25,062	1.24%	8,750,378	41,744	0.96%	8,133,966	49,009	1.22%
Noninterest-bearing deposits	3,439,634			2,586,963			2,395,899			3,013,298			2,369,300
Other liabilities	231,477			213,509			161,457			222,495			160,798
Shareholders’ equity	2,101,092			2,105,143			2,102,093			2,103,118			2,083,833
Total liabilities and shareholders’ equity	$14,706,027			$13,472,550			$12,764,669			$14,089,289			$12,747,897
Net interest income/ net interest margin		$107,457	3.38%		$108,316	3.75%		$114,223	4.19%		$215,773	3.56%		$228,854	4.23%
Cost of funding			0.59%			0.85%			0.96%			0.71%			0.94%
Cost of total deposits			0.49%			0.72%			0.83%			0.60%			0.81%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2020		2019				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
Net income (GAAP)	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	$22,138	$91,735
Amortization of intangibles	1,834	1,895	1,946	1,996	2,053	2,110	3,729	4,163
Tax effect of adjustment noted above (A)	(335)	(527)	(383)	(457)	(473)	(488)	(690)	(961)
Tangible net income (non-GAAP)	$21,629	$3,376	$39,978	$38,985	$48,205	$46,732	$25,177	$94,937

Net income (GAAP)	$20,130	$2,008	$38,415	$37,446	$46,625	$45,110	$22,138	$91,735
Merger & conversion expenses	—	—	76	24	179	—	—	179
Debt prepayment penalties	90	—	—	54	—	—	90	—
MSR valuation adjustment	4,951	9,571	(1,296)	3,132	—	—	14,522	—
COVID-19 related expenses	6,257	2,903	—	—	—	—	9,160	—
Tax effect of adjustment noted above (A)	(2,065)	(3,467)	241	(736)	(41)	—	(4,398)	(41)
Net income with exclusions (non-GAAP)	$29,363	$11,015	$37,436	$39,920	$46,763	$45,110	$41,512	$91,873

Average shareholders’ equity (GAAP)	$2,101,092	$2,105,143	$2,131,342	$2,131,537	$2,102,093	$2,065,370	$2,103,118	$2,083,833
Intangibles	974,237	975,933	977,506	975,306	974,628	976,820	975,085	975,718
Average tangible s/h’s equity (non-GAAP)	$1,126,855	$1,129,210	$1,153,836	$1,156,231	$1,127,465	$1,088,550	$1,128,033	$1,108,115

Average total assets (GAAP)	$14,706,027	$13,472,550	$13,157,843	$12,846,131	$12,764,669	$12,730,939	$14,089,289	$12,747,897
Intangibles	974,237	975,933	977,506	975,306	974,628	976,820	975,085	975,718
Average tangible assets (non-GAAP)	$13,731,790	$12,496,617	$12,180,337	$11,870,825	$11,790,041	$11,754,119	$13,114,204	$11,772,179

Actual shareholders’ equity (GAAP)	$2,082,946	$2,070,512	$2,125,689	$2,119,659	$2,119,696	$2,088,877	$2,082,946	$2,119,696
Intangibles	973,214	975,048	976,943	978,390	973,673	975,726	973,214	973,673
Actual tangible s/h’s equity (non-GAAP)	$1,109,732	$1,095,464	$1,148,746	$1,141,269	$1,146,023	$1,113,151	$1,109,732	$1,146,023

Actual total assets (GAAP)	$14,897,207	$13,890,550	$13,400,618	$13,039,674	$12,892,653	$12,862,395	$14,897,207	$12,892,653
Intangibles	973,214	975,048	976,943	978,390	973,673	975,726	973,214	973,673
Actual tangible assets (non-GAAP)	$13,923,993	$12,915,502	$12,423,675	$12,061,284	$11,918,980	$11,886,669	$13,923,993	$11,918,980

(A) Tax effect is calculated based on respective periods effective tax rate.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
							Six Months Ended
	2020		2019				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
(1) Return on Average Equity
Return on avg s/h’s equity (GAAP)	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%	2.12%	8.88%
Effect of adjustment for intangible assets	3.87%	0.82%	6.60%	6.41%	8.25%	8.55%	2.37%	8.40%
Return on avg tangible s/h’s equity (non-GAAP)	7.72%	1.20%	13.75%	13.38%	17.15%	17.41%	4.49%	17.28%

Return on avg s/h’s equity (GAAP)	3.85%	0.38%	7.15%	6.97%	8.90%	8.86%	2.12%	8.88%
Effect of exclusions from net income	1.77%	1.72%	(0.18)%	0.46%	0.02%	—%	1.85%	0.01%
Return on avg s/h’s equity with excl. (non-GAAP)	5.62%	2.10%	6.97%	7.43%	8.92%	8.86%	3.97%	8.89%
Effect of adjustment for intangible assets	5.40%	2.31%	6.44%	6.80%	8.28%	8.55%	3.97%	8.41%
Return on avg tangible s/h’s equity with exclusions (non-GAAP)	11.02%	4.41%	13.41%	14.23%	17.20%	17.41%	7.94%	17.30%

(2) Return on Average Assets
Return on avg assets (GAAP)	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%	0.32%	1.45%
Effect of adjustment for intangible assets	0.08%	0.05%	0.14%	0.14%	0.17%	0.17%	0.07%	0.18%
Return on avg tangible assets (non-GAAP)	0.63%	0.11%	1.30%	1.30%	1.64%	1.61%	0.39%	1.63%

Return on avg assets (GAAP)	0.55%	0.06%	1.16%	1.16%	1.47%	1.44%	0.32%	1.45%
Effect of exclusions from net income	0.25%	0.27%	(0.03)%	0.07%	—%	—%	0.27%	—%
Return on avg assets with exclusions (non-GAAP)	0.80%	0.33%	1.13%	1.23%	1.47%	1.44%	0.59%	1.45%
Effect of adjustment for intangible assets	0.10%	0.07%	0.14%	0.16%	0.17%	0.17%	0.09%	0.18%
Return on avg tangible assets with exclusions (non-GAAP)	0.90%	0.40%	1.27%	1.39%	1.64%	1.61%	0.68%	1.63%

(3) Shareholder Equity Ratio
Shareholders’ equity to actual assets (GAAP)	13.98%	14.91%	15.86%	16.26%	16.44%	16.24%	13.98%	16.44%
Effect of adjustment for intangible assets	6.01%	6.43%	6.61%	6.80%	6.82%	6.88%	6.01%	6.82%
Tangible capital ratio (non-GAAP)	7.97%	8.48%	9.25%	9.46%	9.62%	9.36%	7.97%	9.62%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

							Six Months Ended
	2020		2019				June 30,
	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2020	2019
Interest income (FTE)	$125,630	$131,887	$135,119	$135,927	$139,285	$138,578	$257,517	$277,863
Interest expense	18,173	23,571	24,263	25,651	25,062	23,947	41,744	49,009
Net Interest income (FTE)	$107,457	$108,316	$110,856	$110,276	$114,223	$114,631	$215,773	$228,854

Total noninterest income	$64,170	$37,570	$37,456	$37,953	$41,960	$35,885	$101,740	$77,845
Securities gains (losses)	31	—	—	343	(8)	13	31	5
MSR valuation adjustment	(4,951)	(9,571)	1,296	(3,132)	—	—	(14,522)	—
Total adjusted noninterest income	$69,090	$47,141	$36,160	$40,742	$41,968	$35,872	$116,231	$77,840

Total noninterest expense	$118,285	$115,041	$95,552	$96,500	$93,290	$88,832	$233,326	$182,122
Amortization of intangibles	1,834	1,895	1,946	1,996	2,053	2,110	3,729	4,163
Merger-related expenses	—	—	76	24	179	—	—	179
Debt extinguishment penalty	90	—	—	54	—	—	90	—
COVID-19 related expenses	6,257	2,903	—	—	—	—	9,160	—
Provision for unfunded commitments	2,600	3,400	—	—	—	—	6,000	—
Total adjusted noninterest expense	$107,504	$106,843	$93,530	$94,426	$91,058	$86,722	$214,347	$177,780

Efficiency Ratio (GAAP)	68.92%	78.86%	64.43%	65.10%	59.73%	59.02%	73.49%	59.38%
(4) Adjusted Efficiency Ratio (non-GAAP)	60.89%	68.73%	63.62%	62.53%	58.30%	57.62%	64.56%	57.97%